Exhibit 1

Agreement of Joint Filing

Pursuant to 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned persons hereby agree to file with the Securities and Exchange Commission the Statement on Schedule 13D (the “Statement”) to which this Agreement is attached as an exhibit, and agree that such Statement, as so filed, is filed on behalf of each of them.

EXECUTED as a sealed instrument this 8th day of April, 2005.

K Capital Partners, LLC

By:	/s/ Robert T. Needham
	By:	Harwich Capital Partners, LLC
	Its:	Managing Member
	By:	Robert T. Needham
	Its:	Chief Administrative Officer

Harwich Capital Partners, LLC

By:	/s/ Robert T. Needham
	By:	Robert T. Needham
	Its:	Chief Administrative Officer

K Capital Offshore Master Fund (U.S. Dollar), L.P.

By:	/s/ Robert T. Needham
	By:	K Capital Partners, LLC, General Partner
	By:	Harwich Capital Partners LLC
	Its:	Managing Member
	By:	Robert T. Needham
	Its:	Chief Administrative Officer

Special K Capital Offshore Master Fund (U.S. Dollar), L.P.

By:	/s/ Robert T. Needham
	By:	K Capital Partners, LLC, General Partner
	By:	Harwich Capital Partners LLC
	Its:	Managing Member
	By:	Robert T. Needham
	Its:	Chief Administrative Officer

Abner Kurtin

By:	/s/ Abner Kurtin
Abner Kurtin